UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2018

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive
West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 8, 2018, Affiliated Managers Group, Inc. (the “Company”) entered into a $385 million senior unsecured term loan credit facility with Bank of America, N.A., as administrative agent and lender, and the several banks and other financial institutions from time to time party thereto as lenders (the “Term Loan Facility”). Subject to certain conditions, the Company may borrow up to an additional $65 million under the Term Loan Facility.

All of the proceeds of the loan under the Term Loan Facility were used to fully repay the $385 million loan under the Company’s existing senior unsecured term loan credit facility (the “Existing Term Loan Facility”). Certain of the lenders under the Term Loan Facility and the Existing Term Loan Facility and their affiliates have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to the Company and its subsidiaries and Affiliates.

The commercial terms of the Term Loan Facility are unchanged from the Existing Term Loan Facility, other than interest rates and the maturity date. The Term Loan Facility, which matures on May 31, 2021, contains financial covenants with respect to leverage and interest coverage, as well as customary affirmative and negative covenants, including limitations on priority indebtedness, asset dispositions and fundamental corporate changes, and certain customary events of default which could result in an acceleration of amounts due. Many of these conditions and restrictions are subject, however, to certain minimum thresholds and exceptions.

This description is a summary and is qualified in its entirety by reference to the full text of the credit agreement for the Term Loan Facility, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 1.02	Termination of a Material Definitive Agreement.

On March 8, 2018, in connection with fully repaying the $385 million loan under the Existing Term Loan Facility as described above, the Company terminated the Term Credit Agreement for the Existing Term Loan Facility, dated as of September 22, 2015, among the Company, Bank of America, N.A., as administrative agent, and the several banks and other financial institutions from time to time party thereto as lenders. The information set forth in Item 1.01 relating to the Existing Term Loan Facility is incorporated by reference into this Item 1.02.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the creation of a direct financial obligation with respect to the Term Loan Facility is incorporated by reference into this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Credit Agreement, dated as of March 8, 2018, among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent and lender, and the several banks and other financial institutions from time to time party thereto as lenders, and the exhibits and schedules thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 8, 2018	By:	/s/ David M. Billings
Name: David M. Billings
Title: General Counsel and Secretary

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